Calculation of Filing Fee Tables
S-4
PNC FINANCIAL SERVICES GROUP, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock (par value of $5.00 per share)	Other	3,853,017		$ 1,815,194,839.00	0.0001381	$ 250,678.41
Fees to be Paid	2	Equity	7.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series X, par value of $1,000 per share	Other	115,200		$ 115,200,000.00	0.0001381	$ 15,909.12
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,930,394,839.00		$ 266,587.53
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 266,587.53
Offering Note
[1]	Rule 457(f) Fee Calculation Details

(1) Represents the maximum number of shares of the Registrant's common stock, par value $5.00 per share (the "PNC common stock"), estimated to be issuable upon completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of September 5, 2025 (the "merger agreement" and such transactions, the "transactions"), by and among the Registrant, Summit Merger Sub I, Inc. and FirstBank Holding Company ("FBHC"), based upon the maximum number of shares of FBHC Class A common stock and FBHC Class B common stock ("FBHC common stock") and Series A Preferred Stock, no par value of FBHC ("FBHC Series A preferred stock") outstanding as of September 30, 2025 or issuable or that may be assumed or exchanged (including in respect of equity based awards) in connection with the transactions, collectively equal to approximately 3,853,017. Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of shares as may become issuable as a result of stock splits, stock dividends, or similar transactions. (2) Pursuant to Rule 457(f)(2) and Rule 457(f)(3) under the Securities Act of 1933 as amended (the "Securities Act") and estimated solely for the purpose of calculating the registration fee required by Section 6(b) thereunder, the proposed maximum aggregate offering price is based on (a) the sum of (i) the book value for shares of FBHC Class A common stock on September 30, 2025 ($471.11 per share) multiplied by the maximum number of such shares that issuable or that may be assumed or exchanged for the securities being registered, (ii) the book value for shares of FBHC Class B common stock on September 30, 2025 ($471.11 per share) multiplied by the maximum number of such shares issuable or that may be assumed or exchanged for the securities being registered and (iii) the book value for shares of FBHC Series A preferred stock on September 30, 2025 ($471.11 per share) multiplied by the maximum number of such shares issuable or that may be assumed or exchanged for the securities being registered less (b) the estimated amount of cash to be paid by the Registrant to FBHC shareholders pursuant to the terms of the merger agreement.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
3,853,017	$ 471.11	$ 1,815,194,838.87			$ 1,815,194,838.87

[2]	Rule 457(f) Fee Calculation Details

(3) Represents the estimated maximum number of shares of 7.250% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series X, par value of $1,000 per share, of the Registrant ("New PNC preferred stock") estimated to be issuable to holders of record of 7.250% Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value of $1,000 per share ("FBHC Series B preferred stock") in connection with the transactions. This number is based on the total number of shares of FBHC Series B preferred stock outstanding as of September 30, 2025, and the exchange of each such share for a share of New PNC preferred stock, pursuant to the merger agreement. (4) Pursuant to Rule 457(f)(2) under the Securities Act and estimated solely for the purpose of calculating the registration fee required by Section 6(b) thereunder, the aggregate offering price is (x) the book value per share of the FBHC Series B preferred stock as of September 30, 2025 ($1,000) multiplied by (y) the maximum number of shares of New PNC preferred stock to be converted in connection with the transactions (115,200).
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
115,200	$ 1,000.00	$ 115,200,000.00			$ 115,200,000.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A